UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)		80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2009, Advanced Energy Industries, Inc. (the “Company”) approved, effective January 1, 2010, the reversal of the 15% reductions in annual base salaries of its executive officers and other employees which had been implemented in October 2008 and March 2009. In addition, the increase in annual base salary for Yuval Wasserman, approved by the Company in April 2009 in connection with his promotion to Chief Operating Officer but delayed subject to reversal of the 15% reductions in executive officers’ base salary, will be effective as of January 1, 2010. As a result, as of January 1, 2010, the annual base salaries for the executive officers of the Company will be as follows: Hans Georg Betz, President and Chief Executive Officer, $573,000; Yuval Wasserman, Executive Vice President and Chief Operating Officer, $340,000; and Lawrence Firestone, Executive Vice President and Chief Financial Officer, $295,000. All other elements of such officers’ compensation remain unchanged.
Item 8.01 Other Events.
On October 27, 2009, the Company approved, effective January 1, 2010, the reversal of the 10% reduction in Board of Director fees which had been implemented in December 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: October 30, 2009	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary